Exhibit 3.19

ARTICLES OF ORGANIZATION

OF

GAYLORD NATIONAL, LLC

The undersigned, being a natural person and acting as Authorized Person, does hereby adopt the following Articles of Organization for the purpose of forming a limited liability company in the State of Maryland, pursuant to the provisions of the Maryland Limited Liability Company Act.

(1)	The name of the Limited Liability Company is:

Gaylord National, LLC

(2)	The Limited Liability Company is formed for the following purpose or purposes:

To have all of the powers conferred upon limited liability companies organized under the provisions of the Maryland Limited Liability Company Act.

(3)	The address of the Limited Liability Company in Maryland is:

11 East Chase Street

Baltimore, Maryland 21202

(4)	The resident agent of the Limited Liability Company in Maryland is:

National Registered Agents, Inc. of MD

11 E. Chase Street

Baltimore, Maryland 21202

[signature page follows]

IN WITNESS WHEREOF, I have adopted and signed these Articles of Organization and do hereby acknowledge that the adoption and signing are my act.

Dated: October 7, 2004

/s/ Carter R. Todd
Carter R. Todd, Authorized Person

I hereby consent to my designation in this document as resident agent for this limited liability company.

By:	/s/ Kerry L. Strulon
Name:	National Registered Agents, Inc. of MD
Title:	Assistant Secretary

ARTICLES OF AMENDMENT

For a Limited Liability Company

(1)	Gaylord National, LLC

(2)	The Charter of the Limited Liability Company is hereby amended as follows:

Section 1 is deleted in its entirety and the following inserted in lieu thereof:

“The name of the limited liability company is RHP Property NH, LLC.”

This amendment is to be effective on October 1, 2012.

(3)

I hereby consent to serve as Resident Agent for the above named Limited Liability Company,

/s/ Carter R. Todd
Signature of Authorized Person(s)	Signature required only for new resident agents

Carter R. Todd, authorized person

INSTRUCTIONS: Limited Liability Company Articles of Amendment must be approved by the unanimous Consent of the members, signed by an authorized person, and filed with the Department of Assessments and Taxation at 301 W. Preston Street, 8th Floor, and Baltimore, Maryland 21201. The Articles do not have to recite the approval of the members.

The above form may be used or a document may be created based on the above format. The filing fee for this document is $100, however other fees may apply for related services from the Corporate Charter Division.